UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box: [X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BAOSHINN CORPORATION

_____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

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[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

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INFORMATION STATEMENT

Relating to amendment of our Articles of Incorporation and our Annual Meeting

Baoshinn Corporation

Unit 1010, Miramar Tower

132 Nathan Road

Tsimshatsui, Kowloon, Hong Kong

852-5984-7571

Dear Baoshinn Corporation Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the following actions:

1)

Approval of an amendment to our Articles of Incorporation to change our name to Green Standard Technologies, Inc.

2)

Approval of the election of Directors listed below.

3)

To approve the ratification of AWC (CPA) Limited as our outside auditors.

As of the close of business on April 1, 2015, the record date for shares entitled to notice of and to sign written consents in connection with this meeting, there were 18,725,003 shares of our common stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy.  The Actions will be effective twenty (20) days from the mailing of the Information Statement, which is expected to take place on May 12, 2015, and such Actions will result in the following:

1)

The Articles of Incorporation will be amended to change the name of the Company to:

Green Standard Technologies, Inc.

2)

The following persons will be elected to the board of directors to serve until the next annual meeting or until their replacement is elected:

Sean Webster

Director

Ka Yeung Lee

Director

3)

AWC (CPA) Limited will be approved to act as our outside auditors for our fiscal year ending December 31, 2015.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ Sean L. Webster

Sean L. Webster, Chairman Board of Directors

PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION TO CHANGE ITS NAME TO

GREEN STANDARD TECHNOLOGIES, INC.

INTRODUCTION

The Board of Directors of the Company has unanimously approved a proposal to amend the Company’s Articles of Incorporation to change the Company’s name to Green Standard Technologies, Inc., subject to the approval of such action by the shareholders. At an annual meeting, a majority of the shareholders of the Company voted to approve the proposal to authorize the name change. We are now notifying you and the other shareholders that did not participate in the meeting of the action of the majority of the shareholders. The name change will take effect after we file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

We expect that the Certificate of Amendment will be filed promptly after your receipt of this Information Statement. However, our board of directors may elect not to file, or to delay the filing of, the Certificate of Amendment if they determine that filing the Certificate of Amendment would not be in the best interest of our shareholders.

REASONS FOR THE NAME CHANGE

The Company is in the process of changing its business model, and through its new officers and directors, it is developing software and support solutions for the cannabis industry.   The new business model will consist of a website [www.greenNVY.com] and business management software available to cannabis retailers in those states where the sale of cannabis is legal, either for medical purposes or for recreational purposes.  The website will provide a platform for cannabis retailers to interface with retail customers.  It will also allow for the creation of an online community for retailers and the consumer.  The website will feature a clean, uncluttered and professional interface where the consumer can explore menus while researching strains of cannabis and pricing of cannabis from multiple sources.  The website will allow consumers to get discounts and coupons, which will encourage them to try new stores.    It will contain a geographical target map of the closest cannabis retail locations with a full profile of each retail outlet.  In addition, it will contain a social platform which will allow consumers to chat with each other and read and post reviews within the community.  In addition, it will create menu searches that can help the consumer quickly locate their favorite type or brand of cannabis products and services.

For a retailer the website will provide a cloud based business management system that centralizes and automates every aspect of running their business.  It will provide encrypted communications through the Company’s proprietary whisper email and instant messaging platform.  It will also provide advertising opportunities in order to allow the retailer to develop new customers.  The software will also provide the retailer with global applications which outline menu and review information for each retail location.  It will provide mobile coupons through proximity marketing, email and text messages.  In addition, it will administer customer loyalty programs and customer porting features that include consumers past orders.   For the retailers business, it will offer employee management and human resources applications, payroll management, and employee scheduling.  It will also offer retailers payment processing, integration and inventory management.  The software will also provide the retailer with a sophisticated level of reporting of all the activity in the store, sales reporting by hour, day, etc., and reports of the best selling products broken down by category, average sale total and spot trends.

At the current time, 23 states have legalized the medicinal use of marijuana and another 10 states are currently considering legalization.   In addition, 4 states have made recreational use of cannabis legal, and there are several other states considering legalization of recreational use.

Revenues will be generated from retailers based on monthly subscriptions to the management software and placement on the website.  The fees will depend on the features, functionality, marketing, advertising and exposure retailers wish to have. In addition, the Company will generate revenues from banner and text messages, blast advertising, and proximity marketing of email newsletter ads.

The role of the Company will be strictly to provide products and services to the cannabis industry.  The Company will not be involved in the purchase or sale of cannabis products.

EXCHANGE OF STOCK CERTIFICATES

Following the delivery of this Information Statement we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to our corporate secretary and transfer agent in exchange for certificates representing common stock with the new name “New Common Stock”. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of the same number of shares of our New Common Stock.  Until surrendered to the Transfer Agent, certificates for Old Common Stock retained by shareholders will be deemed for all purposes, including, voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock owned by the shareholders before the name change.

Shareholders should not send their old certificates to the transfer agent until they have been notified by the transfer agent as discussed above. Shares of Old Common Stock surrendered after the effective date will be replaced by certificates representing shares of New Common Stock as soon as practicable after the surrender. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new certificates.

NO DISSENTER'S RIGHTS

Under Nevada law, you are not entitled to dissenter’s rights of appraisal with respect to the amendment of the articles of incorporation or the name change.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The name change will amend Article I of the Company’s Articles of Incorporation to replace the current paragraph with a paragraph which states that the name of the Company is Green Standard Technologies, Inc.  The Amendment will be filed with the Secretary of State of Nevada and will become effective on the date of the filing.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, we believe that the change of name is in the Company’s best interests and in the best interests of our shareholders and therefore the Board recommends that the shareholders vote for this proposal.

PROPOSAL TO ELECT DIRECTORS

The Board currently consists of two (2) members, each of whom serve one year terms or until their successor is elected. The current board consists of Sean Webster, and Ka Yeung Lee.  These individuals have been elected to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2016, until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

The following table provides information concerning our officers and directors.

Name and Address	Age	Position(s)
Sean Webster	42	President, CEO, Director
Ka Yeung Lee	31	Director

The directors named above will serve for one year terms or until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, none of which currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.

Director Biographies

Mr. Sean Webster has been the President and Chief Financial Officer of Baoshinn Corporation since March 25, 2008. Mr. Webster was the Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of Biopack

Environmental Solutions, Inc. from October 6, 2008 until April 27, 2012. Mr. Webster was Senior Vice President of Finance & Business Development of Grand Power Logistics Group Inc., from April 8, 2008 until June 1, 2011.  From May, 1999 to October 2007 he served as an Investment Advisor (Investment Dealers Association of Canada, Registered Representative) at Blackmont Capital Inc.  Mr. Webster graduated from the University of Calgary in 1996 with BA in Economics, and a minor in Management and Commerce.

Since 2009, Mr. Ka Yeung Lee has served as Operations Director for Youhaha Marketing and Promotions Limited, an internet advertising and online media consulting company located in Hong Kong.  Mr. Lee received a Bachelor of Science Degree with honors from the Open University of Hong Kong in 2009

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, or the board of directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office.  Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders’ meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

CORPORATE GOVERNANCE

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

The Board of Directors met once in Fiscal 2014. Each director attended that meeting. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Committees of the Board of Directors

The Company’s Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board of Directors as a whole. The Company is not required to maintain such committees under the rules applicable to it, because its shares are quoted on the over the counter market (“OTCQB”) and are not listed or quoted on a national securities exchange or national quotation system. Since the Company does not currently have an audit committee, it also does not have an audit committee financial expert. The Company intends to form audit, nominating and compensation committees when appropriate.

Director Independence

As the Company is quoted on the OTCQB and not one of the national securities exchanges, it is not subject to any director independence requirements. None of the Company’s present directors qualifies as an independent director pursuant to Rule 10A-3 promulgated under the Exchange Act, due to their affiliation with the Company as employees.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 1, 2015, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Sean Webster Unit 1010, Miramar Tower 132 Nathan Road Tsimshatsui, Kowloon, Hong Kong	4,992,500 Common	26.7%
Ka Yeung Lee Unit 1010, Miramar Tower 132 Nathan Road Tsimshatsui, Kowloon, Hong Kong	0 Common	0%

All officers and directors as a group (1 person)	4,992,500	26.7%

(1)

Applicable percentage ownership for the common stock is based on 18,725,003 shares of common stock outstanding as of April 1, 2015. There are no outstanding options, warrants, rights, rights to acquire the common stock or preferred stock outstanding as of April 1, 2015.

COMPENSATION OF DIRECTORS AND OFFICERS

The following table sets forth the cash compensation paid by the Company to its President and all other executive officers for services rendered during the two fiscal years ended December 31, 2014.

SUMMARY COMPENSATION TABLE

(All amounts in US $‘s)						Long Term Compensation
Compensation						Awards		Payouts
(1) Name & Principal Position	Period	Salary	Bonus	Other Annual Comp.	Restricted Stock Awards	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation	Total
Sean Webster (2)	12 months ended December 31,2014	0	0	*120,000	0	0	0	0	120,000
	12 months ended December 31,2013	0	0	*119,250	0	0	0	0	119,250

Footnotes:

(1) No other executive received any compensation from the Company and any of its subsidiaries for the previous three years.

(2) According to the April 2013 service fee agreement, the Board of Directors resolved to pay an officer, Sean Webster, a monthly service fee of US$4,250. The fee was raised to US$10,000 per month October 1, 2013. The Company has an option to pay the officer by common stock in lieu of cash at a rate of $0.005 per     share.  During 2013, the Company issued the following shares under the fee agreement 1,700,000 shares on     June 3, 2013; 850,000 shares on July 2, 2013; 850,000 shares on August 5, 2013 and 850,000 shares on September 6, 2013 for an aggregate of 4,250,000 shares.  These shares were issued in lieu of $21,250 in compensation to the officer.  The amounts recorded were about $85,000 at fair price per ASC 718.

DIRECTOR COMPENSATION

We do not have a formal compensation plan for our directors.

EMPLOYMENT CONTRACTS

We do not have any employment agreements with our employees or officers.

STOCK OPTIONS AND WARRANTS

We have no outstanding stock options or warrants.

OPTION/SAR GRANTS TABLE

There have been no stock options/SARS granted under our stock option plans to executive officers and directors, since we have no such plans in effect.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

There have been no exercises of stock options/SAR by executive officers.

LONG-TERM INCENTIVE PLAN AWARDS

There have been no long-term incentive plan awards made by the Company.

REPRICING OPTIONS

We have not repriced any stock options.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires the Company’s executive officers, directors and shareholders beneficially owning more than ten percent of all outstanding Common Stock (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, written representations by Reporting Persons that no Form 5 was required, the Reporting Persons have complied with all applicable Section 16 (a) filing requirements during and with respect to Fiscal 2014.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2013 and 2014

During the 2013 and 2014 fiscal years, the Company retained AWC (CPA) Limited to provide services as the Company’s outside auditor, and AWC (CPA) Limited  was paid the following fees for services:

	Fees for the Year Ended December 31
Services	2013	2014
Audit Fees (1)	$25,641	$25,641
Audit-Related Fees (2)	$ -0-	$ -0-
Tax Fees (3)	$ -0-	$ -0-
All Other Fees (4)	$ -0-	$ -0-

Total audit and non-audit fees	$ 25,641	$ 25,641
______________________________________

(1)

“Audit Fees” consist of fees billed for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2013 and 2014. The Company paid $25,641 for the audit of its financial statements for the year ended December 31, 2013. The Company incurred approximately $25,641 in fees for the audit of its financial statements for the year ended December 31, 2014.

(2)

“Audit-Related Fees” consist of fees billed for professional services rendered by AWC (CPA) Limited reasonably related to the performance of the audit review that are not otherwise reported under Audit Fees.

(3)

“Tax Fees” consist of fees billed for professional services rendered by AWC (CPA) Limited for services rendered in connection with tax compliance, tax advice and tax planning. The Company did not incur Tax Fees for the years ended December 31, 2013 and 2014.

(4)

“All Other Fees” consist of fees billed for professional services rendered by AWC (CPA) Limited for services rendered that are not otherwise reported above. For the year ended December 31, 2013 and 2014 the Company incurred no “Other Fees”.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the Board of Directors has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors will take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2016 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than June 1, 2015 and must otherwise comply with the rules and regulations of the Securities and Exchange Commission applicable to shareholder proposals.

FORM 10-K

A copy of the Company’s Form 10-K for the period ending December 31, 2014 will be furnished without charge to shareholders as of the date of this Information Statement.

APPROVAL OF THE RATIFICATION OF AWC (CPA) Limited

AS OUR OUTSIDE AUDITORS

Our shareholders have approved a proposal to continue to use AWC (CPA) Limited to perform an audit of our consolidated financial statements and our subsidiaries for the fiscal year ending December 31, 2015 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon and for performing other independent audit work as determined by the Board of Directors of the Company.

Exhibits Index

Exhibit 3(i) Articles of Amendment to the Articles of Incorporation

End of Filing